The following is a transcript of the second quarter earnings conference call of The Bancorp, Inc., held on October 30, 2007.

CORPORATE PARTICIPANTS

Betsy Cohen

Bancorp Inc. - CEO

Frank Mastrangelo

Bancorp Inc. - President

Marty Egan

Bancorp Inc. - CFO

CONFERENCE CALL PARTICIPANTS

James Abbott

FBR - Analyst

Matthew Kelley

Sterne Agee - Analyst

Mark Patterson

NWQ Investment Management - Analyst

Jung Curren

New Salem Investments Management - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Bancorp Inc. 2007 Third Quarter Conference Call. My name is Carmen, and I will be your coordinator for today.

(OPERATOR INSTRUCTIONS).

And when used in this conference call, the words belief, anticipates, expects or similar expressions are intended to identify forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995.

Such statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated or suggested by such statements. For future discussions of these risks and uncertainties, see the Bancorp, Inc. filing with the SEC.

Listeners are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. The Bancorp Inc. undertakes no obligations for publicity release the results of any revisions to forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.

Now, I'd like to turn the presentation over to your host for today, Miss Betsy Cohen, CEO. Please proceed, ma'am.

Betsy Cohen - Bancorp Inc. - CEO

Thank you very much, Carmen. And welcome to all of you. I have with me today, Frank Mastrangelo, President and Marty Egan, CFO of the Company, and we're actually delighted to be here today in a season in which not all banks are reporting numbers of which they are proud and happy, we find ourselves gratified by our performance in this quarter.

There are some highlights to that performance, there was a better than 17% increase in earnings per share on a year-to-year basis. Or if we were to look again on a year-to-year basis, loan -- the increasing loans would be 34%, if we were to annualize the link quarter number, it's 27%. Either number, we think, is significant in an atmosphere in which loan growth has been -- across the sector has been anemic.

A lot of that loan growth has come in areas in which we haven't, in prior years, shown as significant loan growth in the C&I area as well as, and Frank will talk about this further, a better than 30% growth in loans that are attributable to our private label programs.

Another number which we're proud and I think Marty gets a lot of the credit for this, is the increase in the net interest margin, which we have pushed with an uphill stone in front of us, to over 4% to 4.05%. You know, 4% has been our goal. We've been, I think in the last quarter, we were 3.87%, or 3.88%, I'm not sure which. But we were able through very, very careful management of the liability side of the balance sheet to move ourselves up through a quarter in which the Fed decreased interest rates by 50 basis points to a wider margin, and we think that that is significant and bodes well for us.

On the liability side, on the deposit side, we have begun the restructuring of our deposit profile in anticipation of the approximately 12/01/07 close of our pending merger with Store Value Systems in which, you may remember, we anticipate bringing on to the balance sheet significant low cost deposits which are embedded in their programs. So, we are thus -- we started in the third quarter to allow time deposits to run off and to replace them with borrowed funds, so that at the moment that we do complete the offering, we will be able to bring those deposits on and get the maximum benefit from them.

I think that as of the third quarter, we're again pleased to report asset quality in a very stable format. I think in the last call we had, we spoke about the fact that we had a loan -- a small construction loan that was moving through foreclosure. It did come to foreclosure in mid-September, I don't have the exact date, mid-September and it is subject to an agreement of sale, but we were not able to complete the entire process in the third quarter, so you see it in other real estate owned as of September 30, it should close before the end of this quarter at a price -- it's been sold for more than the balance and that's even before we pursue any guarantors. So, we are hopeful -- we hopefully will see an improvement in our asset quality through the fourth quarter.

I think if you look on a year-to-year basis, you'll see very modest and well decreased loans, 90 days past due still accruing interest and non-accrual loans are at a level that is approximately because of the process of taking property through foreclosure at approximately half of what they were last quarter. The percentages of non-performing loans to total loans and non-performing assets to total assets, we believe to be well below our peers. On a non-performing asset basis, we have more than 350% coverage in our loan loss provision.

I'll ask Frank now to talk about how savings accounts and strategy -- strategy changes to that business and also, other affinity programs.

Frank Mastrangelo - Bancorp Inc. - President

Thank you, Betsy. During the third quarter, we'd be continue to see nice growth in what is typically an off cycle quarter for the health savings accounts and in the quarter, over 71,000 total accounts then representing year-over-year growth rate of over 62% of deposits related to those health savings accounts.

[Bishoped] strategy that Betsy had mentioned was one that I believe we've talked about previously that of taking our carrier centric model and approaching TPAs, third party administrators, to establish relationships for health savings account relationships. We began the third quarter with somewhere around 20 TPAs in our pipeline. That subsequently signed relationships with four and continue to have discussions with the other 16. Those four and of course others that we would continue to consummate relationships with will make impact in the first quarter of 2008 when we will see [deals slow] during the open enrollment cycle.

As Betsy had mentioned, we've continued to see nice growth in the private client area. Loans year-over-year are up over 34%, actually growing faster than the loan portfolio as a whole and we still have yet to see the impact of the SEI group and many of our other larger programs that should come out of beta and begin to make impact somewhere in the first quarter of 2008.

Betsy Cohen - Bancorp Inc. - CEO

Thanks, Frank. I might just mention that to support these programs and some of these expansions, as I think we've discussed in the last quarter, we have increased personnel base and that created a modest uptick in the -- negative up tick in the efficiency ratio, but we think it's the right thing to do over the long -- over the long term. It may have cost us temporarily a penny in earnings, but again, we believe that this is the moment when the programs are fulsome and when we have a reputation for producing and providing good service to continue to invest in ourselves. So, we're -- we think that the time is right.

I think that that's all that we have, other than I might mention that there was, in the loan growth, which I know was outsized for the industry there -- it was loan growth which really mirrors the profile of our current loan portfolio and has no significant items, nonrecurring items that increased the size of that increased loan portfolio.

So, I think with that, I would be glad to open up the floor to questions, Carmen. Or the lines to questions.

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS).

The first question comes from the line of James Abbott, from FBR. Please proceed.

James Abbott - FBR - Analyst

Hi, good morning.

Betsy Cohen - Bancorp Inc. - CEO

Hi, James.

James Abbott - FBR - Analyst

Some of my questions -- you addressed one of the questions, which was the average loan size for the production during the quarter. Could you just remind us, basically, what the average loan size is?

Betsy Cohen - Bancorp Inc. - CEO

I don't have that number with me, James, I realize that was a number you wanted, but I realized it too late, I apologize and I can get it for you. But what I can tell you is in that looking across the new production, there is nothing that strikes me as being different from what we had been doing over the past 6 years.

James Abbott - FBR - Analyst

Right, right. That's what I was just getting at, is could you just remind us of roughly what that is. Is it 1 million or 2 million or 3 million --

Betsy Cohen - Bancorp Inc. - CEO

I will get you that number, I just don't have it in front of me.

James Abbott - FBR - Analyst

Okay. And then, could you tell us what the -- another question was is the amount of S block loans, the securities based lines of credit that you have outstanding at the end of September and then, just what that number was at the end of June, just like for comparison purposes?

Betsy Cohen - Bancorp Inc. - CEO

Sure. At the -- I'm sorry, I'm just getting the -- the number. 134?

Marty Egan - Bancorp Inc. - CFO

124 counts.

Betsy Cohen - Bancorp Inc. - CEO

Okay. I just wanted to be sure I was getting you the right number. That the total is 124, and at the end of June is -- was 111. Sorry. Thank you.

James Abbott - FBR - Analyst

Okay. So, that's basically -- the most of the growth is in the consumer portfolio is -- there was just -- I think that's about the same dollar --

Betsy Cohen - Bancorp Inc. - CEO

Yes, it's -- we don't -- as you know, we do the rare through consumer loans.

James Abbott - FBR - Analyst

Yes. Okay. All right. So, that's -- and is that -- is that accelerating a little bit here? Are we seeing any progress from the Legg Mason at all or is this all SEI, or is it basically --

Betsy Cohen - Bancorp Inc. - CEO

I think it's across several private client partners. The big surge from SEI will not come until the first quarter for two reasons. One, it will be then, God and SEI willing, that the program will have come out of beta and we'll have been able to implement that program with many of their financial advisors. But secondly, there is an uptick in that first quarter because some of these loans are used to pay taxes. So, in advance of that, you're moving toward the end of March in terms of the use of these lines.

I will ask Frank, although we may not have the number in front of us, as to what the current usage is against commitments.

Frank Mastrangelo - Bancorp Inc. - President

I do not have the number in front of me. We've been running in a range from 35% all the way up to 41%. It is the peak --

Betsy Cohen - Bancorp Inc. - CEO

And that's usually around tax season, so we can see both new commitments coming on and an increased use of commitments on the books already.

James Abbott - FBR - Analyst

Okay. Now, I think back in February or March, you mentioned that the -- that only 200 or so sales people at SEI had been selling the product in sort of a beta test phase --

Betsy Cohen - Bancorp Inc. - CEO

And that's still the case, James. And we're waiting, as you know, SEI has rings and so, we're waiting for this ring of 7,000 people to be cleared through the technology groups on an integrated basis, come out of beta. And that's where the pressure has been from the groups to SEI for these products.

James Abbott - FBR - Analyst

Okay. Is that development taking longer than originally expected? I thought that was a --

Betsy Cohen - Bancorp Inc. - CEO

We thought it was a third to fourth quarter, we're now saying fourth quarter to first quarter.

James Abbott - FBR - Analyst

Okay.

Betsy Cohen - Bancorp Inc. - CEO

And you know SEI is a big company and sometimes that happens.

James Abbott - FBR - Analyst

Okay. Okay, I just --

Betsy Cohen - Bancorp Inc. - CEO

No, there's no --

James Abbott - FBR - Analyst

Checking my sanity here, I was thinking --

Betsy Cohen - Bancorp Inc. - CEO

Yes, your sanity is in check. Ours is a little bit frayed. But we - it's just that everything takes longer than one could ever have imagined.

James Abbott - FBR - Analyst

Okay, well I have several others, but I'll step back for now and let others ask. Thanks.

Betsy Cohen - Bancorp Inc. - CEO

Thanks.

Operator

And the next question comes from the line of Matthew Kelley from Sterne Agee, please proceed.

Matthew Kelley - Sterne Agee - Analyst

Yes, hi. Simply a question on the non-interest income. I missed the first couple of comments on the policy, you may have mentioned it and I apologize, but fee income $1.2 million versus $1.7 million in the previous quarter. Anything we should be aware of or what was the cause of the sequential decline in seasonal in a long time?

Betsy Cohen - Bancorp Inc. - CEO

I think that it's, on a sequential basis, link quarter basis, this is not the season, this is not the quarter in which leased cars come off and are sold. And what we had in the second quarter, I think, was an uptick due to the completion of a large contract with the federal government and at which point, the cars as a group were sold and then, the renewal of that program, so that you had that on a 12 month running -- each 12 months, and the government does that in the second quarter. So I think, again, it's not quite what you would call seasonal, but it is periodic with respect to our portfolio.

Matthew Kelley - Sterne Agee - Analyst

And what was the leasing income for the third quarter?

Betsy Cohen - Bancorp Inc. - CEO

Hang in there and Marty is scouring for us. So, if you have another question which -- $385,000.

Matthew Kelley - Sterne Agee - Analyst

Okay. Okay, and then the tax rate was up a little bit. What should we be using going forward?

Betsy Cohen - Bancorp Inc. - CEO

Marty? I'm going to pass that to Marty.

Marty Egan - Bancorp Inc. - CFO

[It stayed] at 39%, just a little uptick there.

Matthew Kelley - Sterne Agee - Analyst

Okay. Then, you mentioned SVS closing, was that December 1, you said?

Betsy Cohen - Bancorp Inc. - CEO

That's our target goal.

Matthew Kelley - Sterne Agee - Analyst

Okay.

Betsy Cohen - Bancorp Inc. - CEO

We need -- we don't control that date.

Matthew Kelley - Sterne Agee - Analyst

Understood. We've had the discussion about the transaction, I know that in the ball park of $200 million in deposits at around 2.5% kind of cost, is that still what you're thinking, is that number larger or smaller as the cost of what we're seeing?

Betsy Cohen - Bancorp Inc. - CEO

The cost is about the same. I think that we were talking about $150 million.

Matthew Kelley - Sterne Agee - Analyst

$150 million?

Betsy Cohen - Bancorp Inc. - CEO

Yes.

Matthew Kelley - Sterne Agee - Analyst

And for the call to discuss that transaction, Betsy, I think you had quantified 13% to 27% accretive. Is that range still what you see for this transaction?

Betsy Cohen - Bancorp Inc. - CEO

Yes, nothing has changed other than --

Matthew Kelley - Sterne Agee - Analyst

Okay.

Betsy Cohen - Bancorp Inc. - CEO

Nothing has changed. I mean, I can report to you on a soft basis, but only on a soft basis because there's nothing that we've had extremely good integration pre-merger integration progress, both on the technical, technological side as well as on the customer synergy side. And so, we look forward to that accelerating if any one of the referrals back or forth comes into -- comes to conclusions, you'll see significant uptick in some of the numbers.

Matthew Kelley - Sterne Agee - Analyst

Okay. And just getting back to the non-performing loans there. I know that it looks like that there's this shift between non-performing loans going from 4.4 to 2.3, but a pick up in the OREO property. Is that $1.6 million in Oreo all that one construction loan you were looking at?

Betsy Cohen - Bancorp Inc. - CEO

Absolutely. It just went --

Matthew Kelley - Sterne Agee - Analyst

Okay.

Betsy Cohen - Bancorp Inc. - CEO

-- through the process. We had thought that there was a chance if the [sheriff sale] would have taken place in August, that we would have had it sold within the quarter. But it didn't take place until September. So, it was not possible for us to do that.

Matthew Kelley - Sterne Agee - Analyst

Okay. And what was the property? What were the characteristics of that land?

Betsy Cohen - Bancorp Inc. - CEO

Sure, it was a 9 lot subdivision in Berks County, which is to the northwest of Philadelphia, well within the bedroom community rings for such work places as [team to Prussia] and Philadelphia. They were -- had price points that -- there was a model, and I think two specs, which is what we allowed because this is a tail end of a larger construction job. So, we had a model and two -- two specs and these 9 months and the price point of the homes was someplace between maybe 37 -- $350 million, $375 million, $325 million and maybe $450 million on the high end.

Matthew Kelley - Sterne Agee - Analyst

Okay.

Betsy Cohen - Bancorp Inc. - CEO

That answer your question?

Matthew Kelley - Sterne Agee - Analyst

Yes, what was the original construction loan size versus --

Betsy Cohen - Bancorp Inc. - CEO

I don't have that number, but my memory is that there may have been 20 lots in the entire property and we were -- and they sold and built out half of them, approximately.

Matthew Kelley - Sterne Agee - Analyst

Okay. Okay. And was this a builder that you've done business with over the years?

Betsy Cohen - Bancorp Inc. - CEO

Was Frank -- for 15 to 20 years. Yes.

Matthew Kelley - Sterne Agee - Analyst

15 to 20 years. Okay. Other projects, this builder or?

Betsy Cohen - Bancorp Inc. - CEO

No, this is it.

Matthew Kelley - Sterne Agee - Analyst

Okay. And maybe just comment on the health of the overall construction portfolio, if we get that period in balance of construction loans and then Betsy, some commentary on how you're seeing that progress. That roughly $300 million portfolio.

Betsy Cohen - Bancorp Inc. - CEO

Sure. We seem to be in pretty good shape actually. I mean not -- nothing's perfect, but this is an area in which there continues to be absorption. It's taking longer, obviously than it previously had for the houses to sell. Many of our construction loans actually were structured for the houses to come online in the spring of '08, maybe February to the spring of '08. And so, those are still working their way through the system, which is why you see an uptick in the construction balance. It's not necessarily that we have made new construction loans, although we have made a few where we've had opportunities against already sold homes or sold units or whatever it happens to be. But where people are building out the projects and completing them.

We don't seem to have a big overhang -- we don't have a lot of expensive houses, a huge number of expensive houses, most of the portfolio is maybe not first homeowner, but close to it.

Matthew Kelley - Sterne Agee - Analyst

Okay.

Betsy Cohen - Bancorp Inc. - CEO

Certainly to this area. So you don't have the issue of a lot of unsold homes.

Matthew Kelley - Sterne Agee - Analyst

Have there been any restructuring of those construction loans during the quarter or --

Betsy Cohen - Bancorp Inc. - CEO

No.

Matthew Kelley - Sterne Agee - Analyst

Or maybe you can comment on the interest reserves for those loans, how is it tracking?

Betsy Cohen - Bancorp Inc. - CEO

No, no. No.

Matthew Kelley - Sterne Agee - Analyst

Okay.

Betsy Cohen - Bancorp Inc. - CEO

There haven't been and to the extent that more interest reserve would be needed, we believe that the guarantors have the capacity to carry them.

Matthew Kelley - Sterne Agee - Analyst

I mean, how much of the portfolio --

Betsy Cohen - Bancorp Inc. - CEO

No, no, no. I'm not saying that they're -- there is a need at the moment, I'm saying our view of our portfolio --

Matthew Kelley - Sterne Agee - Analyst

Okay.

Betsy Cohen - Bancorp Inc. - CEO

-- is that we have strong guarantors.

Matthew Kelley - Sterne Agee - Analyst

Okay, and what happened with the one that was charged off and sold, what happened to the strength of the guarantor for that one?

Betsy Cohen - Bancorp Inc. - CEO

There was some fraud involved, not necessarily on the part of the guarantors. I don't want to imply that. But there was a [decaltation] within the construction company, the source of which is not yet clear.

Matthew Kelley - Sterne Agee - Analyst

Okay. All right, I'll hop off. Thank you very much.

Betsy Cohen - Bancorp Inc. - CEO

Thank you.

Operator

And the next question comes from the line of Mark Patterson from NWQ Investment Management. Please proceed.

Mark Patterson - NWQ Investment Management - Analyst

Hey, I - actually, my question's been answered, but maybe one -- one little follow-up. The -- you said you'd got the CDs, allowed them to run down, you replaced them with the broad funds until the SV comes on board?

Betsy Cohen - Bancorp Inc. - CEO

Yes.

Mark Patterson - NWQ Investment Management - Analyst

I think when you previously spoke about the earnings benefit of the deal, that it was like -- if I recall, a $0.20 to $0.40 range of -- and the lower end was kind of replacing the higher cost deposits. Is that something that seems more likely now, or is there any change in the potential opportunities of the [USVSV] deposits to support additional loan growth?

Betsy Cohen - Bancorp Inc. - CEO

No, I think that the immediate benefit, day one benefit, Mark, has to be the replacement and then it's a question, I think, and we said this on the call, as the difference between 20 and 40 is how quickly we can generate new loans to take --

Mark Patterson - NWQ Investment Management - Analyst

Okay. Great.

Betsy Cohen - Bancorp Inc. - CEO

-- that back up. But day one, it's like paying off a line of credit.

Mark Patterson - NWQ Investment Management - Analyst

Sure.

Betsy Cohen - Bancorp Inc. - CEO

We'll pay it down.

Mark Patterson - NWQ Investment Management - Analyst

Thanks a lot.

Betsy Cohen - Bancorp Inc. - CEO

Okay.

Operator

(OPERATOR INSTRUCTIONS).

And the next question comes from the line of [Jung Curren] from New Salem Investments Management. Please proceed.

Jung Curren - New Salem Investments Management - Analyst

Hi, your store of value business. I'd like to understand that a little better. Are you buying? Are you bringing in a number of employees for that business and is it currently growing or is it sort of waiting for you to take it over before it grows more?

Betsy Cohen - Bancorp Inc. - CEO

SVS -- I'm sorry, store value systems?

Jung Curren - New Salem Investments Management - Analyst

Yes.

Betsy Cohen - Bancorp Inc. - CEO

No, I'll let Frank answer in greater detail, but it's a fully formed business in which we see, actually, opportunity to take advantage of the expertise that resides in that business to consolidate some function. So, it's an absolutely -- and there the addition -- or any additional employees would not be -- we would not be bringing in at this time. But, Frank, do you want to talk to this?

Frank Mastrangelo - Bancorp Inc. - President

But that is correct, we are bringing over -- we are keeping the experienced, knowledgeable staff there, bringing them onboard at the close of the transaction. The portfolio has continued to see very nice year-over-year growth. The signing of new programs and programs that had previously been signed, coming on line, making impact as was intended. So, the --

Betsy Cohen - Bancorp Inc. - CEO

Year-over-year, growth numbers?

Frank Mastrangelo - Bancorp Inc. - President

Not with me. No.

Betsy Cohen - Bancorp Inc. - CEO

Okay.

Frank Mastrangelo - Bancorp Inc. - President

That I can speak about here. But --

Betsy Cohen - Bancorp Inc. - CEO

All right.

Jung Curren - New Salem Investments Management - Analyst

And you're saying that -- I think I heard before that the - currently, the portfolio of value in those cards is about $150 million?

Betsy Cohen - Bancorp Inc. - CEO

The deposits -- it's disputable to that business. We estimate will be $150 million at the close.

Jung Curren - New Salem Investments Management - Analyst

I see. And you don't know exactly what the growth rate has been. Do you expect to augment the growth going forward?

Betsy Cohen - Bancorp Inc. - CEO

No, the growth rate we can tell you, historically, has been in the 30% to 35% range.

Jung Curren - New Salem Investments Management - Analyst

Okay.

Betsy Cohen - Bancorp Inc. - CEO

The industry itself is growing -- at even a higher rate.

Jung Curren - New Salem Investments Management - Analyst

I see.

Betsy Cohen - Bancorp Inc. - CEO

So, the historic value business, nationally, is growing 40% to 45%. So, it may be that with some of the synergies that we've signed with our current private label customers, that that will be the result. We don't know.

Jung Curren - New Salem Investments Management - Analyst

I see. Thanks. Can you just speak a little bit to the amount of value on your commercial and residential loans? Mortgage loans?

Betsy Cohen - Bancorp Inc. - CEO

I can't speak to that -- you about it at this time because I don't have those numbers in front of me. But I'm happy to do that off line when I have them in front of me.

Jung Curren - New Salem Investments Management - Analyst

Okay.

Betsy Cohen - Bancorp Inc. - CEO

Okay?

Jung Curren - New Salem Investments Management - Analyst

All right. Thanks.

Betsy Cohen - Bancorp Inc. - CEO

I think that one thing I might add that no one has asked about, but which is a factor that we could share with you -- or a trend that we could share with you. I don't know how many of you saw in the American Banker section in which they talked about branches as perhaps being less the focal point of deposit gathering in the future as a result of two phenomena, one is check 21 in which one is able to do remote deposit gathering of -- excuse me, remote deposit capture of deposits in which one is able to gather the deposits through standing mechanisms which become the legal indicator of the deposit. And that's just a result of the check 21 legislation.

We instituted that program which we call the "branch in a box" in the third -- in the second quarter, excuse me, of 2006 and during that quarter, did about 2,200 transactions. In the third quarter of '07, we did almost 40,000 transactions with a dollar volume of almost $150 million as opposed to $13 or $14 million in the second quarter of '06 when the program began. We currently have how many installations?

Frank Mastrangelo - Bancorp Inc. - President

About 225 installations.

Betsy Cohen - Bancorp Inc. - CEO

And the second part of the program which is now being and was also the subject of that article, which is now being implemented by us, is the program related to our ability to install electronically enabled safe to read the cash deposits and therefore, to provide quicker availability for the customer even ahead of the pick up by the company that is doing the -- which is picking up cash from customers.

We have -- it's a new program. We've just begun it in this quarter, I think. In the third quarter and we have 35 to 40 separate location installations. Our strategy there is to begin with companies that have multiple locations, obviously. And so, we're very optimistic that it will enable us to gather deposits from our national clients that we were not able to gather before and those that have cash needs and to gather deposits from local clients who have cash needs where we were perhaps not as effective as we might have been. So, both of those -- and it's a much less expensive program. So, both of those were good news for us and validate our non-banking strategy -- our non-branch strategy.

Are there other questions, Carmen?

Operator

And the next question is comes from the line of James Abbott from FBR. Please proceed, sir.

James Abbott - FBR - Analyst

Yes, I guess one of the questions that I have as a follow-up question is just on your deposit, the growth strategy, obviously, the loan and deposit ratio, excluding the actualization has moved up fairly substantially and I understand part of that is a planned run off of CDs and so forth, but --

Betsy Cohen - Bancorp Inc. - CEO

Right.

James Abbott - FBR - Analyst

Can you talk a little bit about -- it strikes me that it would be very difficult for a company to keep up with the deposit growth in this environment where deposits are evaporating, for the industry, as a whole, it would be hard to keep up with deposits, keep the deposit growth going at the rate that you've got loan growth. And I don't think I have any issues with loan growth trajectories, but can you give us a sense as to are you having to go back to the drawing board retool and try to come up with a different plan or the -- what can you tell us about that?

Betsy Cohen - Bancorp Inc. - CEO

Well, James, I appreciate your question and of course, deposits at this time are as - certainly, the challenge for the banking industry as a whole. Low cost deposits when we underscore the fact that that is our goal, are in fact even more of a challenge for the industry.

What we have been doing, and I don't think it's a retooling, it think it's an extension of our current and well honed strategy to continue to develop relationships and programs which drive our deposits. SVS could not be a better example of that. It happens to also be in an industry which is -- or a segment of the industry which is growing nationally at the 45%.

It happens to have, within its corporate boundaries, we believe at closing something like $150 million in low cost deposits. But the other programs that I was just describing and going back to the third quarter or the second quarter 2006, with the incipiency of the branch in a box program, remote deposit gathering has allowed us to grow our relationships with our partners and with our customers significantly. We processed the $14 million in these deposits in second quarter 2006 and $150 million in the third quarter of 2007. So, I think we're doing that which we have been doing and we think it's the right strategy when we add to it the cash collection mechanism. We're broadening our customer base, but all of this is geared to low cost deposits and I think we're meeting with some success.

James Abbott - FBR - Analyst

But as the loans grow and continue to grow at this pace, they're still -- even with those programs in place and I know they're still ramping up and so forth, but in theory, the Legg Mason and the SEI program is just at the end of these stages as well, so loan growth should, in theory, also continue to accelerate here. Can you -- is it fair to say that that is actually going to be enough or -- I guess my concern is that there's margin at risk or loan growth at risk here and because deposits don't seem to be able to keep up with that.

Betsy Cohen - Bancorp Inc. - CEO

I would say that --

James Abbott - FBR - Analyst

Would you suggest that we --

Betsy Cohen - Bancorp Inc. - CEO

-- that the addition of the SVS deposits should be of significant help to the margin which, as we grow the loan portfolio, if we outgrow SVS's and our combined capacity to increase deposits. That increase in margin, not our current margin, but the increased will experience in margin may narrow a bit. But, we've managed through a rate decrease pretty handily and so, I think you might have confidence.

James Abbott - FBR - Analyst

Okay. And then, just shifting back, last question but on the construction loans again, and I'm sure you're tired of hearing about it but it's -- there's more to come --

Betsy Cohen - Bancorp Inc. - CEO

No, no we're happy to talk about it. We happen to think that the construction lending area is an area in which we have expertise, not only in putting the money out, but getting the money back. And so, we're exceedingly proactive in that segment of our business as we are in other segments. But, we've had long experience through other ups and downs in the marketplace. This is not the first experience of this sort for us.

James Abbott - FBR - Analyst

Right. No, I guess, I think what myself and a lot of investors are looking at is we're seeing other companies that have a lot of construction exposure, not necessarily the Philadelphia area, but other areas of the country that have gone from --

Betsy Cohen - Bancorp Inc. - CEO

Well, you know, James, real estate is in fact a local business.

James Abbott - FBR - Analyst

Right. Right.

Betsy Cohen - Bancorp Inc. - CEO

And so, we tend to be empathetic to people in Phoenix who -- or in other parts of the country. But we're not there.

James Abbott - FBR - Analyst

Right.

Betsy Cohen - Bancorp Inc. - CEO

So, we're feeling a little bit relieved that we're not there.

James Abbott - FBR - Analyst

I'm relieved as well.

Betsy Cohen - Bancorp Inc. - CEO

Yes, both that we're in an area that we have been lending in for 25 to 30 years in which we know many, many players and in which we're trying our very best, not with 100% success, we can't be predictive of 100% success, but so far, so good. With borrowers who have, over the last six to eight years, accumulated some amount of liquidity, are on the hook for these loans, are knowledgeable sponsors of the projects, are able to move with the times and do things that they think will be helpful to the sale of those -- of whatever homes are taking longer. And in an area in which -- which has not traditionally been as spiky, I would say, in terms of high highs or low lows as some other areas in the country. So here, in our little neck of the woods, we continue to see homes sold.

James Abbott - FBR - Analyst

You're not seeing any signs -- any early, early leading indicators that you would suggest would lead to delinquency trends -- I'm not saying charge off, I'm saying delinquencies in the fourth quarter.

Betsy Cohen - Bancorp Inc. - CEO

In the fourth quarter? No, we don't.

James Abbott - FBR - Analyst

You don't see any at this point?

Betsy Cohen - Bancorp Inc. - CEO

No.

James Abbott - FBR - Analyst

Okay. Thank you very much then, I guess we'll wait until then. Thanks.

Betsy Cohen - Bancorp Inc. - CEO

Okay. You give me great comfort.

Operator

And you have a follow-up question coming from the line of Matthew Kelley from Sterne Agee. Please proceed.

Matthew Kelley - Sterne Agee - Analyst

Yes, I just wanted to just get a quick recap here with the SVS deal closing during the quarter of some of the numbers for our model. So, it sounds like $150 million worth of deposit balances to be in with $150 million balance sheet?

Betsy Cohen - Bancorp Inc. - CEO

Well, I - let's just say to you, Matthew, that we can't absolutely tell you this will happen on 12/1 for your model.

Matthew Kelley - Sterne Agee - Analyst

Okay.

Betsy Cohen - Bancorp Inc. - CEO

You know, because we are subject to regulatory time tables.

Matthew Kelley - Sterne Agee - Analyst

Yes.

Betsy Cohen - Bancorp Inc. - CEO

It's our best guess that that's what will happen and if you model it, we don't think we'll be that far off, but we can't tell you that because we don't control the circumstances.

So, recognizing that for the moment, I'll let Marty go through the balance sheet entries with you if you would like or if you feel it would be --

Matthew Kelley - Sterne Agee - Analyst

Yes, that'd be great and the income statement as well. I know that -- I believe the previous discussions were about $13 million in fees and roughly the same amount in expenses and we're looking at about 700,000 shares, $50 million worth of cash. I mean, those type of things I want to make sure we're on the same page for.

Betsy Cohen - Bancorp Inc. - CEO

We're -- we haven't deviated at all from the deal as it was announced. Is that helpful to you?

Matthew Kelley - Sterne Agee - Analyst

Yes, are those numbers accurate?

Betsy Cohen - Bancorp Inc. - CEO

The numbers are fine. I mean, maybe its $48 million instead of $50 million, but I don't think we're off.

Matthew Kelley - Sterne Agee - Analyst

Okay. And are there any other assets, I mean, just thinking about the balance sheet and good will that we're going to be booking here?

Betsy Cohen - Bancorp Inc. - CEO

Sure. I mean, there are not many assets -- not many tangible assets, but there is a whole bunch of other stuff open. Marty?

Marty Egan - Bancorp Inc. - CFO

Not just -- mainly just some small successes, a couple small receivables, it's mostly cash and good will.

Matthew Kelley - Sterne Agee - Analyst

Okay. And the good will is going to be about $55 million or so?

Marty Egan - Bancorp Inc. - CFO

Yes, there will be a small core deposit in tangible as well so, we're still determining that.

Matthew Kelley - Sterne Agee - Analyst

Okay. Tangible will book around 850, 875?

Marty Egan - Bancorp Inc. - CFO

Yes.

Matthew Kelley - Sterne Agee - Analyst

Okay. And then, the fees -- I mean the fee income added will roughly equal the non-interest expense added, is that accurate?

Marty Egan - Bancorp Inc. - CFO

There's a slight income advantage.

Matthew Kelley - Sterne Agee - Analyst

Okay. All right. I think that's all I have then. Thank you very much.

Betsy Cohen - Bancorp Inc. - CEO

But it shouldn't have much impact in the fourth quarter.

Operator

And you have no further questions, and I'd like to turn the presentation back over to your host for today, Miss Betsy Cohen, for closing remarks.

Betsy Cohen - Bancorp Inc. - CEO

Well, as always, I thank you all for good questions and for taking the time to listen and analyze our story and I look forward to talking with you next quarter. Thank you.

Operator

This concludes your presentation for today, ladies and gentlemen. You may now disconnect. Have a wonderful week.

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